As filed with the Securities and Exchange Commission on December 23, 2005

Registration No. 333-129328

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FACE PRINT GLOBAL SOLUTIONS, INC.

(Name of small business issuer as specified in its charter)

Wyoming	7372	33-0619256
(State or Jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(IRS Employer Identification No.)

1111 E. Herndon Ave., Suite 115

Fresno, California 93720

Phone (559) 436-1060

(Address of principle executive office)

Pierre Cote, President
1111 E. Herndon Ave., Suite 115

Fresno, California 93720

Phone (559) 436-1060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale of the securities to the public:

As soon as practicable after the effective

date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

_________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, no par value, included by Company pursuant to this offering	7,000,000	$0.12	$840,000	$ 98.87
Common Stock, no par value, held by current shareholders pursuant to this registration statement	838,462	$0.12	$100,615	$11.84
TOTALS	7,838,462(3)	$0.12	$940,615	$ 110.71

(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2) Filing fee of $294.25 paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(3) The selling security holders can resell the shares at any price.

______________________________________________________________

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

FACE PRINT GLOBAL SOLUTIONS, INC.

7,838,462 Shares of Common Stock

This prospectus relates to the registration, distribution and sale of the common shares of Face Print Global Solutions, Inc., consisting of:

(1) Up to 838,462 shares currently held by the Company’s shareholders who are specified on page 22 “Selling Shareholders”; and

(2) Up to 7,000,000 new distribution shares on a self-underwritten basis which may be issued by the Company in this offering.

The Company is registering these shares with the SEC using a shelf registration process which will allow the sales of shares held by our current shareholders over a period of time in varying amounts as described under “Plan of Distribution” on page 25. The selling security holders can sell the shares at any price. We will receive no proceeds from the sale of any shares made by any selling shareholders. We will receive proceeds from the sale of any new distribution shares pursuant to this offering. There is no minimum number of shares that we have to sell pursuant to this offering. There will be no escrow account, trust or similar account established for the sale of new distribution shares. All consideration received from the offering of the new distribution shares by the Company will be immediately used by us and there will be no refunds. The Company may also issue new distribution shares in exchange for non-cash consideration.

We have arbitrarily set the offering price for our shares at $0.12, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, and results of operations or other established valuation criteria. The Company has not engaged and does not anticipate engaging any underwriter to assist in the distribution of the shares at this time. The Company anticipates that all offers, sales and other distributions of the new distribution shares will be by or through the Company’s officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Act of 1934), without special compensation or commission with respect to any such sales or distributions of such new distribution shares. However, the Company reserves the right to engage an underwriter at some future date and upon compliance with any disclosure obligations associated herewith. This offering shall commence upon effectiveness of this registration statement and will expire whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first.

Purchase of these securities involves risks. See “Risk Factors” on page 4.

________________________________________________________________

	Per Share	Total
Public Offering Price	$0.12	$840,000
Underwriting Discounts and Commissions	$0.00	$ 0.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete. No one is allowed to distribute the common stock offered by this prospectus until the registration statement that we have filed with the SEC becomes effective. This prospectus is not an offer to sell our common stock - and does not solicit offers to buy - in any state where the offer or sale is not permitted.

The date of this prospectus is December 21, 2005, subject to completion.

________________________________________________________________

Table of Contents

PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL DATA	3
RISK FACTORS	4
ADDITIONAL INFORMATION	5
USE OF PROCEEDS	6
DIVIDEND POLICY	6
DETERMINATION OF OFFERING PRICE	6
CAPITALIZATION	7
MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	8
FINANCIAL STATEMENTS	F-1
MANAGEMENT'S DISCUSSION AND ANALYSIS	9
DESCRIPTION OF BUSINESS	12
MANAGEMENT	18
EXECUTIVE COMPENSATION	19
PRINCIPAL SHAREHOLDERS	21
SELLING SHAREHOLDERS	22
PLAN OF DISTRIBUTION	25
CERTAIN TRANSACTIONS	32
DESCRIPTION OF SECURITIES	33
INTEREST OF NAMED EXPERTS AND COUNSEL	33
INDEMNIFICATION	34
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	35
RECENT SALES OF UNREGISTERED SECURITIES	35
EXHIBITS	42
UNDERTAKINGS	43
SIGNATURES	44

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or that can be accessed through, our websites is not a part of this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

________________________________________________________

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

Face Print Global Solutions, Inc.

Face Print Global Solutions, Inc. ("Faceprint") was organized to develop and market composite picture and  facial recognition software’s for use in anti-terrorism, crime solving and private security. Also developing e-Learning for Law Enforcement, Correctional and Victimology. We are also in the process of developing a biometric GPS smart card.

We commenced receiving revenues only in the quarter ended December 31, 2003. Our cumulative losses through December 31, 2003 were approximately $611,015. We had no operations until January 30, 2003 when our operating subsidiary was incorporated in the State of California. Faceprint was incorporated in November, 1999 under the name "Dostuk Holdings, Inc. to search for and acquire a suitable business opportunity. On March 31, 2003 we effected a "reverse acquisition" whereby the California operating subsidiary, FacePrint Global Solutions, Inc. was acquired by Dostuk Holdings, Inc., a Wyoming corporation. Dostuk then changed its name to Face Print Global Solutions, Inc. following the acquisition.

We have also developed a secondary business of distributing and marketing a deck of playing cards under a license with the Fox television show "America's Most Wanted." The cards feature the faces and brief data regarding America's most wanted criminals and have been marketed via the internet. The license had expired in October 2004.

Our address is 1111 E. Herndon, Suite 115, Fresno, California 93720 and our telephone number is (559) 436-1060.

The Offering

The offering is being made in part by the selling stockholders, who are offering all of the shares owned by them. We are also offering a new distribution of shares.

SUMMARY OF THE OFFERING

The Company:

Face Print Global Solutions, Inc. ("Faceprint") was organized to develop and market facial recognition software for use in anti-terrorism, crime solving and private security. Faceprint intends to contract with a third party to develop the software, but has not entered into any agreement with any person to develop the software.

Capital Structure:

We are authorized to issue an unlimited number of shares of common stock, having no par value. Immediately prior to the filing of this registration statement the Company had outstanding 72,284,726(1) shares of its common stock.

Securities Offered:

838,462 shares on a resale basis by the selling shareholders identified on page 22 of this prospectus. The selling security holders can sell the shares at any price.

In addition, 7,000,000 shares are being offered by the Company in this prospectus, at the price of $0.12 per share.

Total common stock offered: 7,838,462 shares.

Common stock outstanding after this offering: 80,123,188(1).

Trading Market:	OTC Bulletin Board
Offering Period:	Until [12 months from effective date]
Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.
Net Proceeds:

The Company will not receive any proceeds from the sale of any shares by any selling shareholder. The Company will only receive proceeds from the sale of new distribution shares pursuant to this offering. If the maximum number of 7,000,000 new distribution shares are sold for cash consideration, our estimated net proceeds will be $840,000, excluding the costs of this offering. However, the Company may not sell the maximum number of new distribution shares in this offering.

Use of Proceeds:	We intend to use the net proceeds from this offering to pay down our current liabilities.

(1) Based on shares outstanding as of December 21, 2005. Does not include shares which may be issued under warrant plan of which, 1,086,000 shares issuable upon exercise of warrants at $.50 per share, 7,945,000 shares issuable upon exercise of warrants at $.001 per share, 2,708,463 shares issuable upon exercise of warrants at $.05, 250,000 shares issuable upon exercise of warrants at $.10 per shares, and 544,341 shares issuable upon exercise of warrants at $1.00.

SUMMARY FINANCIAL DATA

The summary historical financial data should be read in conjunction with the financial statements (and accompanying notes) of our Company and the "Management Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the Prospectus.

	Six Months Ended September 30, 2005	Six Months Ended September 30, 2004	Year Ended March 31, 2005	Year Ended March 31, 2004

Revenue	$ 188	$ 10,612	$ 13,412	$ 41,241
Cost of sales	2,824	7,080	11,856	8,765
Selling expenses	5,805	25,853	36,561	57,196
General & administrative expenses	7,752, 348	1,910,697	6,849,449	907,284
Interest Expense	21,373	30,835	128,092	9,303
Net loss	(7,782,162)	(1,963,853)	(7,012,546)	(941,307)
Weighted average common shares outstanding:	51,694,408	36,556,981	38,200,608	34,001,003
Basic and diluted	$(.15)	$(.05)	$(.18)	$(.03)

Loss per share	$(.15)	$(.05)	$(.18)	$(.03)

Current assets	3,909	41,908	0	61,414
Total assets	11,301	53,298	$ 10,735	75,765
Current liabilities	1,426,063	457,520	483,158	514,384
Total liabilities	1,771,864	1,007,520	514,734	514,384
Shareholders' equity (deficit)	$ (1,760,563)	$(954,222)	$(503,999)	$(438,619)

RISK FACTORS

The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus. The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We have a working capital deficit and negative shareholders' equity.

Faceprint's activities have been limited. We only received only limited revenues or income related to our business commencing in the last week of November, 2003. Our cumulative losses since inception are approximately $16,086,281 as of September 30, 2005. Our net working capital deficit is approximately $(1,422,154) as of September 30, 2005. In the quarter ended September 30, 2005 we had revenues of $188. There can be no assurance that Faceprint will be able to develop and market its facial recognition and facial recognition related products, or its other products achieve a significant level of sales or attain profitability.

We need significant additional funding to effect our business plan.

Faceprint is in need of approximately $ 3 million in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses. The terms of any offering to raise this capital have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that Faceprint will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. There can be no assurance that Faceprint will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

If our software products are not developed we will not derive revenues from our facial recognition and composite picture businesses.

Our principal business will be to develop and market facial recognition and composite picture software. Development has begun and is expected to require a full year, and may never be adequately developed. Failure to complete a marketable software package will prevent us from achieving sales of such software.

There is no minimum capitalization for this offering and investors’ subscription funds will be used by us as soon as they are received.

This is a best efforts offering and there is no minimum capitalization required. There is no assurance that all or a significant number of the shares may be sold in this offering. We will use investors’ subscription funds as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct the business. If only small portions of the shares are placed, it reduces our chances of having sufficient capital to operate in the coming 12 months. There is no assurance that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

ADDITIONAL INFORMATION

Faceprint has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission The registration statement, including all exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours.

Faceprint is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Faceprint intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Faceprint may determine.

USE OF PROCEEDS

This prospectus relates to 7,838,462 shares of our common stock, of which, we will not receive any part of the proceeds of the sale of 838,462 of the shares that are being offered by the selling shareholders on page 22. The selling security holders can sell the shares at any price. The gross proceeds to the Company from the sale of the remaining 7,000,000 shares (if maximum is sold), at the offering price of $0.12 per share, is $840,000 before deducting the estimated costs and expenses of this offering.

The Company intends to use the net proceeds of this Offering to pay down current liabilities.

The net proceeds of this Offering, even if the maximum subscription is achieved, will be used to defray previously incurred obligations, as opposed to supporting future activities. The Company will be required to seek additional financing in the next 12 months in order to implement its business plan.

DIVIDEND POLICY

Faceprint has not paid any dividends on its common stock. Faceprint currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. With respect to shares sold by the selling shareholders, such selling shareholders will sell their stock at prevailing market prices or at privately negotiated prices. With respect to the shares offered by the Company, we will offer our shares at the price of $0.12 per share.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2005 on:

* an actual basis, and

* a pro forma, as adjusted basis to reflect our sale of 7,838,462 shares of common stock in this offering at an assumed public offering price of $0.12 per share and the receipt and application of             the proceeds from (a) the sale of 7,000,000 new distribution shares upon maximum subscription, (b) the sale of 5,250,000 at 75% subscription and (c) 1,750,000 shares at 25% subscription, less estimated offering expenses of $38,110.71.

You should read this table in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," including elsewhere in this prospectus.

	September 30, 2005
	Actual	Pro Forma
		At the Maximum Offering	At 75% of the Maximum Offering	At 25% of the Maximum Offering

Cash and cash equivalents	3,909	805,798	595,798	175,798
Short-term debt	1,426,063	1,426,063	1,426,063	1,426,063
Long-term debt	345,801	345,801	345,801	345,801
Total debt	1,771,864	1,771,864	1,771,864	1,771,864

Stockholders' equity
Common stock: no par value, unlimited shares authorized	8,134,737	8,936,626	8,726,626	8,306,626
Additional paid-in capital	6,264,581	6,264,581	6,264,581	6,264,581
Common stock payable/subscribed	--	--	--	--
Retained earnings	(16,086,281)	(16,086,281)	(16,086,281)	(16,086,281)
Total stockholders' equity	(1,686,963)	(885,,074)	(1,095,074)	(1,515,074)
Total capitalization

MARKET FOR REGISTRANT'S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

(a) Equity and Related Stockholder Matters

Our common stock is listed in the Over the Counter Bulletin Board under the symbol 'FPCG'. We have issued no other classes of stock.

As of December 21, 2005, we had 72,284,726 shares of common stock outstanding held by 184 stockholders of record.

The following table sets forth the range of high and low bid prices of our common; our stock commenced trading on November 8, 2004. The quotations represent prices between dealers in securities, do not include retail mark-ups, markdowns or commissions and do not necessarily represent actual transactions.

	1st Qtr. 04/01 to 06/30		2nd Qtr. 07/01 to 9/30		3rd Qtr. 10/01 to 12/31		4th Qtr. 01/01 to 03/31
	High	Low	High	Low	High	Low	High	Low

2005	-	-	-	-	.40	.05	.30	.13
2006	.32	.115	.27	.10

The Company has not declared or paid any cash dividends on its common stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements, and financial condition and other such factors as the Board of Directors may consider.

FACE PRINT GLOBAL SOLUTIONS, INC.

AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONTENTS

PAGE

—

Unaudited Condensed Consolidated Balance Sheets,

September 30, 2005 and March 31, 2005

F-3

—

Unaudited Condensed Consolidated Statements of

Operations, for the three and six months ended

September 30, 2005

F-5

—

Unaudited Condensed Consolidated Statements of

Cash Flows, for the six months ended September 30,

F-7

2005 and 2004

—

Notes to Unaudited Condensed Consolidated

Financial Statements

F-9

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

September 30,

March 31,

2005

2005

___________

___________

CURRENT ASSETS:

Cash

$

3,909

$

-

Accounts receivable

-

-

___________

___________

Total Current Assets

3,909

-

___________

___________

PROPERTY AND EQUIPMENT, net

7,392

10,735

___________

___________

Total Assets

$

11,301

$

10,735

___________

___________

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Bank overdraft

$

2,538

$

4,534

Accounts payable

111,659

63,812

Accrued expenses

1,029,178

213,876

Advance from related party

199,087

100,213

Accrued payroll

33,000

65,000

Accrued interest

50,601

35,723

Due to related parties

-

-

___________

___________

Total Current Liabilities

1,426,063

483,158

CONVERTIBLE NOTES PAYABLE - related party

(net of discount of $24,199 and $3,424,

respectively)

345,801

31,576

___________

___________

Total Liabilities

1,771,864

514,734

___________

___________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

September 30,

March 31,

2005

2005

___________

___________

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, no par value, unlimited

number of shares authorized 60,766,364

and 39,326,364 shares issued and

outstanding, respectively

8,134,737

2,805,862

Additional paid in capital

6,264,581

4,956,165

Retained earnings (deficit)

(16,086,281)

(8,237,276)

___________

___________

(1,686,963)

(475,249)

Less:  Treasury stock

(44,850)

-

Less:  Stock subscription receivable

(28,750)

(28,750)

Less:  Other accumulated comprehensive gain

-

-

___________

___________

Total Stockholders' Equity (Deficit)

(1,760,563)

(503,999)

___________

___________

$

11,301

$

10,735

___________

___________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months

For the Six Months

Ended September 30,

Ended September 30,

_______________________

_______________________

2005

2004

2005

2004

___________

___________

___________

___________

REVENUE

$

98

$

5,201

$

188

$

10,612

COST OF GOODS SOLD

356

4,402

2,824

7,080

___________

___________

___________

___________

GROSS PROFIT (LOSS)

(258)

799

(2,636)

3,532

___________

___________

___________

___________

EXPENSES:

Selling

4,025

5,528

5,805

25,853

General and administrative

2,441,960

609,322

7,752,348

1,910,697

___________

___________

___________

___________

Total Expenses

2,445,985

614,850

7,758,153

1,936,550

___________

___________

___________

___________

LOSS BEFORE OTHER

  INCOME (EXPENSE)

(2,446,243)

(614,051)

(7,760,789)

(1,933,018)

OTHER INCOME (EXPENSE):

Interest expense

(12,906)

(14,120)

(21,373)

(30,835)

___________

___________

___________

___________

LOSS BEFORE INCOME TAXES

(2,459,149)

(628,171)

(7,782,162)

(1,963,853)

CURRENT TAX EXPENSE

-

-

-

-

DEFERRED TAX EXPENSE

-

-

-

-

___________

___________

___________

___________

LOSS FROM CONTINUING OPERATIONS

(2,459,149)

(628,171)

(7,782,162)

(1,963,853)

___________

___________

___________

___________

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

[Continued]

For the Three Months

For the Six Months

Ended September 30,

Ended September 30,

_______________________

_______________________

2005

2004

2005

2004

___________

___________

___________

___________

DISCONTINUED OPERATIONS:

Loss from operations of discontinued

business (net of $0 in income taxes)

(18,400)

-

(66,428)

-

Gain (loss) on disposal of discontinued

operations (net of $0 in income taxes)

(415)

-

(415)

-

___________

___________

___________

___________

LOSS FROM DISCONTINUED

  OPERATIONS

(18,815)

-

(66,843)

-

___________

___________

___________

___________

NET LOSS

$(2,477,964)

$   (628,171)

$(7,849,005)

$(1,963,853)

___________

___________

___________

___________

LOSS PER COMMON SHARE

Continuing operations

$

(.05)

$

(.02)

$

(.15)

$

(.05)

Operations of discontinued business

(.00)

-

(.00)

-

Gain (loss) on disposal of discontinued

operations

(.00)

-

(.00)

-

___________

___________

___________

___________

Net Loss Per Common Share

$

(.05)

$

(.02)

$

(.15)

$

(.05)

___________

___________

___________

___________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months

Ended September 30,

____________________________

2005

2004

_____________

_____________

Cash Flows from Operating Activities:

Net loss

$

(7,849,005)

$

(1,963,853)

Adjustments to reconcile net loss to net cash used

  by operating activities:

Depreciation and amortization

3,343

2,961

Amortization of discount

6,479

-

Increase (decrease) in foreign currency translation

-

-

Non-cash services for stock and warrants

6,514,102

1,438,250

Net changes to:

Accounts receivable

-

(200)

Inventory

-

7,114

Due to related party

  -

-

Prepaid expenses

-

2,753

Accounts payable

53,657

7,063

Accrued expenses

815,302

48,967

Accrued payroll officers

78,000

79,249

Accrued interest

14,878

20,370

_____________

_____________

Net Cash (Used) by Operating Activities

(363,244)

(357,326)

_____________

_____________

Cash Flows from Investing Activities

Purchase of property and equipment

-

-

_____________

_____________

Net Cash (Used) by Investing Activities

-

-

_____________

_____________

Cash Flows from Financing Activities:

Bank overdraft

(1,996)

-

Increase (decrease) in advances from related party

 98,874

287,487

Proceeds from issuance of common stock

125

10,000

Purchase of treasury stock

(64,850)

-

Proceeds from issuance of notes payable

335,000

50,000

_____________

_____________

Net Cash Provided by Financing Activities

367,153

347,487

_____________

_____________

Net Increase (Decrease) in Cash

3,909

(9,839)

Cash at Beginning of Period

-

10,238

_____________

_____________

Cash at End of Period

$

3,909

$

399

_____________

_____________

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

  Interest

$

2,687

$

30,835

  Income taxes

$

-

$

-

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

[Continued]

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the six months ended September 30, 2005:

The Company issued 21,315,000 shares of common stock for services valued at $5,328,750, or approximately $.25 per share.

The Company issued 4,320,000 warrants to purchase common stock for services valued at $1,104,936, or approximately $.26 per share.

The Company issued 827,350 warrants to purchase common stock for reduction of accrued debt valued at $110,000 and for services of $66,226, or approximately $.21 per share.

In connection with the issuance of $335,000 in convertible debentures, the Company issued 167,500 warrants to purchase common stock and allocated proceeds received of approximately $.16 per share to the warrants. A corresponding discount was recorded for the convertible debentures.

The Company transferred 100,000 shares of its treasury stock for reduction of debt valued at $5,810 and for services of $14,190, or approximately $.20 per share.

For the six months ended September 30, 2004:

The Company extended $500,000 of related party advances into two notes payable of $250,000 each.

The Company issued a total of 5,753,000 shares of common stock for services valued at $1,438,250.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Face Print Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  Parent had been inactive since its inception.  In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003.  On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003.  The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See Note 2].  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

Apometrix Technologies, Inc. (“Second Subsidiary”), was organized under the laws of Canada on December 4, 2004.  On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005.  The acquisition is for the purchase of the Second Subsidiary’s shares in consideration of the purchase price set forth in the Share Purchase Agreement. On September 14, 2005, the Parent and the Second Subsidiary entered into an agreement to terminate their relationship effective September 14, 2005.

Face Print Global Solutions, Inc., and Subsidiary, (“the Company”) plans to develop and market facial recognition software.  The company also has been marketing playing cards printed with custom faces.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2005 and 2004 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2005 audited financial statements.  The results of operations for the periods ended September 30, 2005 and 2004 are not necessarily indicative of the operating results for the full year.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary.  All significant intercompany transactions have been eliminated in consolidation.

Fiscal Year - The Company’s fiscal year-end is March 31st.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounts and Loans Receivable - The Company records accounts and loans receivable at the lower of cost or fair value.  The Company determines the lower of cost or fair value of non-mortgage loans on an individual asset basis.  The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due.  The Company recognizes interest income on a loan receivable based on the stated interest rate over the term of the loan.  The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable.  The Company estimates allowances for doubtful accounts and loan losses based on the aged receivable balances and historical losses.  The Company records interest income on delinquent accounts and loans receivable only when payment is received.  The Company first applies payments received on delinquent accounts and loans receivable to eliminate the outstanding principal.  The Company charges off uncollectible accounts and loans receivable when management estimates no possibility of collecting the related receivable.  The Company considers accounts and loans receivable to be past due or delinquent based on contractual terms.

Inventory - Inventory is stated at the lower of cost or market using the first-in, first-out  (“FIFO”) method.

Property and Equipment - Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.  In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews their property and equipment for impairment.

Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.”  Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of September 30, 2005, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment.  The Company did not incur any planning costs and did not record any research and development costs for the six months ended September 30, 2005 and 2004.

Intangible Assets - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.  SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification.  In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment.  No impairment was recorded during the six months ended September 30, 2005 and 2004.  Amortization expense for the six months ended September 30, 2005 and 2004 was $0 and $0, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Revenue Recognition - The Company’s revenue comes from the sale of custom playing cards.  The Company recognized revenue when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonable assured.  Products are shipped FOB shipping point at which time title passes to the customer because there is no right of return after shipment.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company expensed $5,805 and $25,792 in advertising costs during the six months ended September 30, 2005 and 2004, respectively.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 6].  The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations.  The Company has not issued any stock options or warrants under the plan.

Research and Development - The Company expenses research and development as incurred.  For the six months ended September 30, 2005 and 2004, respectively, the Company expensed $21,465 and $50,000 in research and development.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” [See Note 7].

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 10].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, and SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3”, were recently issued.  SFAS No. 151, 152, 153, 123 (revised 2004) and 154 have no current applicability to the Company or their effect on the financial statements would not have been significant.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Restatement - The financial statements have been restated for all periods presented to reflect the recapitalization of Subsidiary [See Note 2].

Reclassification - The financial statements for periods prior to September 30, 2005 have been reclassified to conform to the headings and classifications used in the September 30, 2005 financial statements.

Foreign currency translation - Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses, gains and losses.  Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) and foreign currency transaction gains and losses are recorded in other income and expense.

Discontinued Operations - The Company has adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment of Disposal of Long-Lived Assets”.  SFAS No. 144 modifies previous disclosures and requires additional disclosures for discontinued operations and the assets associated with discontinued operations [See Note 3].

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange.  The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock.  The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

NOTE 3 - DISCONTINUED OPERATIONS

On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005.  Parent acquired 100% of the outstanding stock of Second Subsidiary for cash of $7,673.  The acquisition is accounted for as a purchase and accordingly the operations of Second Subsidiary prior to the date of acquisition have been eliminated.  The Company subsequently entered into an agreement to terminate the acquisition on September 14, 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - DISCONTINUED OPERATIONS [Continued]

The following is a summary of the results of operations of the Company’s discontinued business:

For the Three Months

For the Six Months

Ended September 30,

Ended September 30,

_______________________

_______________________

2005

2004

2005

2004

___________

___________

___________

___________

Revenue

$

-

$

-

$

-

$

-

Cost of goods sold

-

-

-

-

Expenses

18,400

-

66,428

-

Other income (expense)

-

-

-

-

___________

___________

___________

___________

Net (Loss)

$

(18,400)

$

-

$

(66,428)

$

-

___________

___________

___________

___________

(Loss) per Share

(.00)

-

(.00)

-

___________

___________

___________

___________

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

September 30,

March 31,

2005

2005

___________

___________

Office furniture and equipment

$

13,778

$

13,778

Website

6,222

6,222

___________

___________

20,000

20,000

Less:  Accumulated depreciation

(12,608)

(9,265)

___________

___________

Net Property and Equipment

$

7,392

$

10,735

___________

___________

Depreciation expense for the six months ended September 30, 2005 and 2004 was $3,368 and $2,961, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	September 30,	March 31,
	2005	2005

The Company issued a $5,000 convertible note payable to Julie Kemp. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $332 and $465, respectively	$4,668	$4,535

The Company issued a $20,000 convertible note payable to Michel Carrier. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $1,329 and $1,861, respectively	18,671	18,139

The Company issued a $10,000 convertible note payable to Manon Pardis. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $784 and $1,098, respectively	9,216	8,902

The Company issued a $200,000 convertible note payable to Gestion Lamvic. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts	187,240	-

The Company issued a $125,000 convertible note payable to 1451063 Ontario. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $7,975 and $0, respectively	117,025	-

The Company issued a $10,000 convertible note payable to Jean Houle. The note accrues interest at 10% per annum, is due September 2007 and is convertible into common stock at $.50 per share, net of discounts of $1,019 and $0, respectively	8,981	-

	$345,801	$31,576

Less: current portion	-	-

Net Convertible Notes Payable	$345,801	$31,576

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.  In January 2003, in connection with their organization, the Company issued 24,070,000 shares of their previously authorized but unissued common stock to various individuals including 13,510,000 which was issued to an officer/shareholder of the Company.  The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950, or approximately $.01 per share.  The Company collected the entire $13,750 subscription receivable in August 2003.

In March 2003, Parent entered into an Agreement and Plan of Reorganization with Subsidiary, which has been accounted for as a recapitalization of Subsidiary [See Note 2].

During the year ended March 31, 2004, the Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services valued at $9,232, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 1,250,000 shares of common stock for services valued at $312,500, or approximately $.25 per share.

During the year ended March 31, 2004, the Company issued 731,000 shares of common stock and 731,000 warrants to purchase common stock for cash of $182,750, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, in connection with the issuance of $718,682 in convertible debentures, the Company issued 359,341 warrants to purchase common stock.  The Company allocated proceeds of $81,015, or approximately $.15 per share to the warrants.  The Company converted the $718,682 in notes payable into common stock at $.50 per share.  The total amount of shares issued as a result of this conversion was 1,437,364.

During the year ended March 31, 2005, the Company issued 5,583,000 shares of common stock for services valued at $1,395,750, or approximately $.25 per share.

During the year ended March 31, 2005, the Company issued 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock for $10,000 cash, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, the Company converted accrued salary to 1,881,113 warrants to purchase common stock in lieu of wages valued at $282,167.  The warrants were valued at $390,707 and additional compensation of $108,540 was recorded.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

During the year ended March 31, 2005, the Company issued 17,500 warrants to purchase common stock and allocated proceeds received of $3,913, or approximately $.25 per share to the warrants in connection with the issuance of $35,000 in convertible debentures.  A corresponding discount was recorded for the convertible debentures.

During the year ended March 31, 2005, the Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750

During the year ended March 31, 2005, the Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per warrant.

During the year ended March 31, 2005, 3,100,000 shares of common stock were returned to the Company for cancellation.

During the six months ended September 30, 2005, the Company issued 21,315,000 shares of common stock for services valued at $5,328,750, or approximately $.25 per share.

During the six months ended September 30, 2005, the Company issued 4,320,000 warrants to purchase common stock for services valued at $1,104,936, or approximately $.26 per warrant.

During the six months ended September 30, 2005, the Company issued 827,350 warrants to purchase common stock for accrued salary valued at $110,000.  The warrants were valued at $176,226 and additional compensation of $66,226 was recorded, or approximately $.21 per share.

During the six months ended September 30, 2005, the Company issued 167,500 warrants to purchase common stock in connection with the issuance of $335,000 in convertible debentures and allocated proceeds received of $27,254, or approximately $.16 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

During the six months ended September 30, 2005, the Company bought back a total of 536,000 shares of common stock valued at $64,850.

During the six months ended September 30, 2005, the Company transferred 100,000 shares of its treasury stock for reduction of debt of $5,810 and for services valued at $14,190, or approximately $.20 per share.

During the six months ended September 30, 2005, 10,500,000 warrants to purchase common stock were returned to the Company for cancellation.

During the six months ended September 30, 2005, 125,000 shares of common stock were purchased with warrants for $125, or approximately $.001 per share.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

A summary of the status of the warrants granted at March 31, 2005 and 2004 and changes during the years then ended is presented below.

For the Six months

For the Year

Ended

Ended

September 30, 2005

March 31, 2005

________________

________________

Weighted

Weighted

Average

Average

Exercise

Exercise

Shares

Price

Shares

Price

_______

_______

_______

_______

Outstanding at beginning of period

17,843,954

$

.06

931,000

$           .50

Granted

 5,314,850

.12

16,912,954

.03

Exercised

125,000

           .001

-

-

Forfeited

10,500,000

           .001

-

-

Expired

-

-

-

-

_______

_______

_______

_______

Outstanding at end of period

12,533,804

$

.08

17,843,954

$

.06

_______

_______

_______

_______

Weighted average fair value of

  options granted during the period

5,314,850

$

.12

16,912,954

$

.03

_______

_______

_______

_______

The fair value of each warrant granted is estimated on the date granted using the Black-Scholes pricing model, with the following assumptions used for the grants during 2004: risk-free interest rate of 1.79%, expected dividend yield of zero, expected lives of

2 years and expected volatility of 318%.  The following assumptions were used for options granted during 2005: risk-free interest rate of between 2.80% and 4.18%, expected dividend yield of zero, expected lives of 5 years and expected volatility of between 197% and 248%.

A summary of the status of the warrants outstanding at September 30, 2005 is presented below:

Warrants Outstanding

Warrants Exercisable

___________________________________________

_________________________

Range of

Weighted-Average

Weighted-Average

Weighted-Average

Exercise

Number

Remaining

Exercise

Number

Exercise

Prices

Outstanding

Contractual Life

Price

Exercisable

Price

___________

___________

______________

______________

_________

______________

$

.001

7,945,000

4.1 years

$

.001

7,945,000

$

.001

.05

2,708,463

4.5 years

.05

2,708,463

.05

.10

250,000

4.8 years

.10

250,000

.10

.50

1,086,000

0.3 years

.50

1,086,000

.50

1.00

544,341

3.2 years

1.00

544,341

1.00

___________

___________

______________

______________

_________

______________

$

.001 - 1.00

12,533,804

3.8 years

$

.10

12,533,804

$

.10

___________

___________

______________

______________

_________

______________

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

Reservation of Subsidiary Stock - In February 2003, Subsidiary’s Board of Directors resolved to reserve 1,000,000 shares of Subsidiary’s common stock to be issued under options to employees, advisors and consultants.

Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company.  At September 30, 2005, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at September 30, 2005 unused net operating and capital loss carryforwards of approximately $10,096,000 and $67,000 which may be applied against future taxable income and which expire in 2025 and 2010.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating and capital loss carryforwards, are approximately $2,296,000 and $795,000 as of September 30, 2005 and March 31, 2005, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $1,501,000 for the six months ended September 30, 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from Related Party - Officers and shareholders of the Company have made payments on behalf of the Company and cash advances to the Company totaling $199,087.

Management Compensation – As of September 30, 2005, the Company has accrued salary owed to officers/shareholders of the Company of $33,000.  On September 30, 2005 certain officers of the Company who were owed accrued compensation agreed to accept warrants to purchase common stock in lieu of receiving cash for such accrued compensation totaling $110,000.  Salary expense to the officers/shareholders for the six months ended September 30, 2005 and 2004 amounted to cash payments of $72,000 and $33,500, respectively.  The Company also issued 1,077,350 and 0 warrants valued at $243,676 and $0, and also issued 22,000,000 and 2,540,000 shares of common stock valued at $5,500,000 and $635,000, respectively, as compensation to officers/shareholders.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

For the Three Months

For the Six Months

Ended September 30,

Ended September 30,

_______________________

_______________________

2005

2004

2005

2004

___________

___________

___________

___________

Loss from continuing operations

  (numerator)

$

(2,459,149)

$

(628,171)

$

(7,782,162)

$

(1,963,853)

Loss from discontinued operations

  (numerator)

(18,400)

-

(66,428)

-

Gain (loss) on disposal of

  discontinued operations

  (numerator)

(415)

-

(415)

-

___________

___________

___________

___________

Loss available to common

shareholders (numerator)

$

(2,477,964)

$

(628,171)

$

(7,849,005)

$

(1,963,853)

___________

___________

___________

___________

Weighted average number of

common shares outstanding

used in loss per share for the

period (denominator)

54,237,592

37,003,596

51,694,408

36,556,981

___________

___________

___________

___________

At September 30, 2005, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive.  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Investors Relations Agreement - In February 2005, the Company signed an investors’ relations agreement with CCG Investor Relations for investor relations services.  The agreement calls for the Company to pay a retainer of $6,000 per month.  In addition, the Company will also issue 50,000 shares of common stock each month under the agreement.  The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty-day written notice.  This agreement was terminated in May 2005.

In August 2005, the Company signed an investors’ relations agreement with Wall Streets Inside Reporter, Inc. for consulting services.  The agreement calls for the Company to issue 500,000 shares of free trading common stock and 1,000,000 shares of restricted common stock.  The term of this agreement shall be for six months beginning on August 22, 2005 unless terminated by either party.  This agreement was terminated in September 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [Continued]

In August 2005, the Company signed a consulting agreement with an individual for consulting services.  The agreement calls for the Company to issue 500,000 shares of free trading common stock.  The term of this agreement shall be for six months beginning on August 15, 2005.

In September 2005, the Company signed an investors’ relations agreement with KBM Consulting, Inc. for investor relations services.  The agreement calls for the Company to issue 3,000,000 shares of common stock.  The term of this agreement shall be for nine months beginning on September 19, 2005.

Employment Contracts - The Company has employment contracts with three officers of the Company.  The agreement calls for the Company to pay the officers combined salaries of approximately $324,000 a year.  In addition, the Company will issue 600,000 shares of common stock quarterly under the agreement.  The terms of these contracts are for three years beginning in January 2005.

Rental Agreement - In March 2003, the Company assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007.  Rent expense for the six months ended September 30, 2005 and 2004 was $19,380 and $13,709, respectively.  The future minimum lease payments are as follows:

Years Ended September 30:

2006

$

34,179

2007

34,863

2008

5,820

2009

-

________

Total

$

74,862

________

NOTE 12 – SUBSEQUENT EVENTS

Common Stock - The Company issued 405,000 shares of common stock for services valued at $101,250, or approximately $.25 per share.

The Company issued 125,000 shares of common stock for warrants exercised for $9,125, or approximately $.001 per share.

   FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED

FINANCIAL STATEMENTS

MARCH 31, 2005

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONTENTS

PAGE

—

Report of Independent Registered

Public Accounting Firm

F-24

—

Consolidated Balance Sheet,

March 31, 2005

F-25

—

Consolidated Statements of

Operations, for the years ended

March 31, 2005 and 2004

F-26

—

Consolidated Statement of Stockholders’

Equity, for the years ended March 31,

    2005 and 2004

F-27

—

Consolidated Statements of

Cash Flows, for the years ended

March 31, 2005 and 2004

F-28

—

Notes to Consolidated

Financial Statements

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

Fresno, California

We have audited the accompanying consolidated balance sheet of Face Print Global Solutions, Inc. and Subsidiary at March 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 2005 and 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Face Print Global Solutions, Inc. and Subsidiary as of March 31, 2005, and the results of its operations and its cash flows for the years ended March 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 9 to the financial statements, the Company has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 9.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

April 20, 2005

Salt Lake City, Utah

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

March 31, 2005

ASSETS

CURRENT ASSETS:

Cash

$

-

Accounts receivable

-

Inventory

-

___________

Total Current Assets

-

PROPERTY AND EQUIPMENT, net

10,735

___________

 $

10,735

___________

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Bank overdraft

$

4,534

Accounts payable

63,812

Accrued expenses

  213,876

Advance from related party

100,213

Accrued payroll

65,000

Accrued interest

35,723

___________

Total Current Liabilities

483,158

CONVERTIBLE NOTES PAYABLE - related party

        (net of discount of $3,424)

31,576

___________

Total Liabilities

514,734

___________

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, no par value, unlimited

number of shares authorized 39,326,364

shares issued and outstanding

  2,805,862

Additional paid in capital

4,956,165

Stock subscriptions receivable

(28,750)

Deficit accumulated during the

development stage

(8,237,276)

___________

Total Stockholders' Equity (Deficit)

(503,999)

___________

$

10,735

___________

The accompanying notes are an integral part of this consolidated financial statement.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended March 31,

2005

2004

___________

___________

REVENUE

$

13,412

$

41,241

COST OF GOODS SOLD

11,856

8,765

___________

___________

GROSS PROFIT

1,556

32,476

___________

___________

EXPENSES:

Selling

36,561

57,196

General and administrative

6,849,449

907,284

___________

___________

Total Expenses

6,886,010

964,480

___________

___________

LOSS BEFORE OTHER

  INCOME (EXPENSE)

(6,884,454)

(932,004)

OTHER INCOME (EXPENSE):

Interest expense

(128,092)

(9,303)

___________

___________

LOSS BEFORE INCOME TAXES

(7,012,546)

(941,307)

CURRENT TAX EXPENSE

-

-

DEFERRED TAX EXPENSE

-

-

___________

___________

NET LOSS

$

(7,012,546)

$

(941,307)

___________

___________

LOSS PER COMMON SHARE

$

(.18)

$

(.03)

___________

___________

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Year Ended March 31, 2005 and 2004

			Deficit
			Accumulated
	Common Stock		During the		Additional
	________________________		Development	Subscription	Paid
	Shares	Amount	Stage	Receivable	Capital	Total
	___________	___________	___________	___________	___________	___________
BALANCE, March 31, 2003	33,070,000	$ 240,860	$ (283,423)	$ (13,750)	$ -	$ (56,313)

Collection of subscription receivable	-	-	-	13,750	-	13,750

Common Stock issued for cash valued at $.25 per share	731,000	92,936	-	-	89,814	182,750

Common Stock issued for debt valued at $.25 per share	163,072	20,732	-	-	20,036	40,768

Common Stock issued for services valued at $.25 per share	1,286,928	317,196	-	-	4,537	321,733

Net loss for period ended March 31, 2004	-	-	(941,307)	-	-	(941,307)
	___________	___________	___________	___________	___________	___________
BALANCE, March 31, 2004	35,251,000	$ 671,724	$ (1,224,730)	$ -	$ 114,387	$ (438,619)

Cancellation of common stock valued at $.01 per share	(3,100,000)	-	-	-	-	-

Common Stock issued for cash valued at $.25 per share	40,000	5,085	-	-	4,915	10,000

Common Stock issued for debt valued at $.50 per share	1,437,364	718,682	-	-	-	718,682

Common Stock issued for services valued at $.25 per share	5,583,000	1,395,750	-	-	-	1,395,750

Common stock issued for subscription receivable valued at $.25 per share	115,000	14,621	-	(28,750)	14,129	-

Warrants issued to CEO for debt and services valued at $.21 per share	-	-	-	-	390, 707	390, 707

Warrants issued for services valued at $.30 per share	-	-	-	-	4,347,100	4,347, 100

Warrants issued with debt valued at $.15 per share	-	-	-	-	81,014	81,014

Warrants issued for debt valued at $.25 per share	-	-	-	-	3,913	3, 913

Net loss for the period ended March 31, 2005			(7,012,546)		-	(7,012,546)
	___________	___________	___________	___________	___________	___________
BALANCE, March 31, 2005	39,326,364	$ 2,805,862	$ (8,237,276)	$ (28,750)	$ 4,956,165	$ (503,999)
	___________	___________	___________	___________	___________	___________

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31,

2005

2004

_____________

_____________

Cash Flows from Operating Activities:

Net loss

$

(7,012,546)

$

(941,307)

Adjustments to reconcile net loss to net cash (used)

  by operating activities

Depreciation

5,905

2,923

Amortization of discount

81,504

-

Non-cash services for stock

5,851,389

335,482

Warrants issued in lieu of cash

282,167

-

Changes in assets and liabilities:

(Increase) decrease in accounts receivable

131

(131)

(Increase) decrease in inventory

48,292

(48,292)

Decrease (increase) in prepaid expenses

  2,753

(2,753)

Increase in accounts payable

29,593

30,376

Increase in accrued expenses

212,803

10,376

(Decrease) increase in accrued payroll and taxes

(151,333)

179,437

Increase in accrued interest

35,723

-

_____________

_____________

Net Cash (Used) by Operating Activities

(613,619)

(433,889)

_____________

_____________

Cash Flows from Investing Activities:

Purchase of property and equipment

(2,289)

(13,978)

_____________

_____________

Net Cash (Used) by Investing Activities

(2,289)

(13,978)

_____________

_____________

Cash Flows from Financing Activities:

Bank overdraft

4,534

-

Advances from related party

531,136

275,194

Proceeds from issuance of common stock

10,000

182,751

Proceeds from issuance of convertible notes

60,000

-

_____________

_____________

Net Cash Provided by Financing Activities

605,670

457,945

_____________

_____________

Net Increase (Decrease) in Cash

(10,238)

10,078

Cash at Beginning of Period

10,238

160

_____________

_____________

Cash at End of Period

$

-

$

10,238

_____________

_____________

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

  Interest

$

-

$

-

  Income taxes

$

-

$

-

  Note payable paid with issuance of stock

$

718,682

$

40,768

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended March 31, 2005:

During the year ended March 31, 2005, the Company extended $718,682 of related party advances into     seven notes payable of $250,000, $250,000, $92,170, $56,512, $25,000, $20,000, and $25,000.

During the year ended March 31, 2005, the Company converted $718,682 of related party notes payable into common stock at $.50 per share.  As a result of this conversion, 1,437,364 shares of common stock were issued.

During the year ended March 31, 2005 the Company issued a total of 5,583,000 shares of common stock for services valued at $1,395,750.

In connection with the issuance of $718,682 in convertible debentures, the Company issued 521,841 warrants to purchase common stock and allocated proceeds received of approximately $.15 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

In connection with the issuance of $35,000 in convertible debentures, the Company issued 17,500  warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750 or approximately $.127 per share and $.123 per warrant.

The Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per share.

The Company issued 1,881,113 warrants to purchase common stock for reduction of accrued debt of $282,167 and for services of $108,540 or approximately $.21 per share.

For the year ended March 31, 2004:

The Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768.

The Company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services, valued at $9,232.

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Face Print Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  Parent had been inactive since its inception.  In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

Face Print Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003.  On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003.  The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See Note 2].  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

Face Print Global Solutions, Inc. and Subsidiary (“the Company”) plans to develop and market facial recognition software.  The Company also has been marketing playing cards printed with custom faces.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary.  All significant intercompany transactions have been eliminated in consolidation.

Fiscal Year - The Company’s fiscal year-end is March 31st.

Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounts and Loans Receivable - The Company records accounts and loans receivable at the lower of cost or fair value.  The Company determines the lower of cost or fair value of non-mortgage loans on an individual asset basis.  The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due.  The Company recognizes interest income on a loan receivable based on the stated interest rate over the term of the loan.  The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable.  The Company estimates allowances for doubtful accounts and loan losses based on the aged receivable balances and historical losses.  The Company records interest income on delinquent accounts and loans receivable only when payment is received.  The Company first applies payments received on delinquent accounts and loans receivable to eliminate the outstanding principal.  The Company charges off uncollectible accounts and loans receivable when management estimates no possibility of collecting the related receivable.  The Company considers accounts and loans receivable to be past due or delinquent based on contractual terms.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Inventory - Inventory is stated at the lower of cost or market using the first-in, first-out  (“FIFO”) method [See Note 3].

Property and Equipment - Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.  In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews their property and equipment for impairment.

Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.”  Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years.  As of March 31, 2005, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment.  The Company did not incur any planning costs and did not record any research and development costs for the years ended March 31, 2005 and 2004.

Intangible Assets - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.  SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification.  In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment.  No impairment was recorded during the twelve months ended March 31, 2005 and 2004.  Amortization expense for the years ended March 31, 2005 and 2004 was $0 and $0, respectively.

Revenue Recognition - The Company’s revenue has come from the sale of custom playing cards.  The Company recognized revenue when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured.  Products are shipped FOB shipping point at which time title passes to the customer because there is no right of return after shipment.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company expensed $36,500 and $56,675 in advertising costs during the years ended March 31, 2005 and 2004, respectively.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 6].  The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations.  The Company has not issued any stock options or warrants under the plan.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Research and Development – The Company expenses research and development as incurred.  For the years ended March 31, 2005 and 2004, respectively, the Company expensed $50,000 and $0 in research and development.

Income Taxes – The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” [See Note 7].

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 10].

Accounting Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards – Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, and SFAS No. 123 (revised 2004), “Share-Based Payment”, were recently issued.  SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company or their effect on the financial statements would not have been significant.

Restatement – The financial statements have been restated for all periods presented to reflect the recapitalization of Subsidiary [See Note 2].

Reclassification – The financial statements for periods prior to March 31, 2005 have been reclassified to conform to the headings and classifications used in the March 31, 2005 financial statements.

NOTE 2 – AGREEMENT AND PLAN OF REORGANIZATION

On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange.  The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock.  The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORY

Inventory consists of the following at:

March 31,

March 31,

2005

2004

_____________

_____________

Finished goods

$

36,974

$

48,292

Allowance for obsolete inventory

(36,974)

-

_____________

_____________

Total Inventory

$

-

$

48,292

_____________

_____________

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

March 31,

March 31,

2005

2004

___________

___________

Office furniture and equipment

$

13,778

$

11,490

Website

6,222

6,222

___________

___________

20,000

17,712

Less:  Accumulated depreciation

(9,265)

(3,361)

___________

___________

Net Property and Equipment

$

10,735

$

14,351

___________

___________

Depreciation expense for the years ended March 31, 2005 and 2004 was $5,905 and $2,923, respectively.

NOTE 5 - CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

The Company issued a $5,000 convertible note payable with a discount of $532 to Julie Kemp.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $465.

The Company issued a $20,000 convertible note payable with a discount of $2,127 to Michel Carrier.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $1,861.

The Company issued a $10,000 convertible note payable with a discount of $1,255  to Marion Paradis.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $1,098.

During the year ended March 31, 2005 the Company extended $718,682 of related party advances into seven notes payable.  The notes were later converted into common stock.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.  In January 2003, in connection with their organization, the Company issued 24,070,000 shares of their previously authorized but unissued common stock to various individuals including 13,510,000 which was issued to an officer/shareholder of the Company.  The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950 (or $.01 per share).  The Company collected the entire $13,750 subscription receivable in August 2003.

In March 2003, Parent entered into an Agreement and Plan of Reorganization with Subsidiary, which has been accounted for as a recapitalization of Subsidiary [See Note 2].

During the year ended March 31, 2005, in connection with the issuance of $718,682 in convertible debentures, the Company issued 359,341 warrants to purchase common stock.  The Company converted the $718,682 in notes payable into common stock at $.50 per share.  The total amount of shares issued as a result of this conversion was 1,437,364.

During the year ended March 31, 2005, the Company issued 5,583,000 shares of common stock for services valued at $1,395,750, approximately $.25 per share.

During the year ended March 31, 2005, the Company issued 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock for $10,000 cash, approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, the Company converted accrued salary to 1,881,113 warrants to purchase common stock in lieu of wages valued at $282,167.  The warrants were valued at $390,707 and additional compensation of $108,540 was recorded.

In connection with the issuance of $35,000 in convertible debentures, the company issued 17,500 warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750

The Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per share.

During the year ended March 31, 2005, 3,100,000 shares of common stock were returned to the Company for cancellation.

During the year ended March 31, 2004, the Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768, approximately $.127 per share and $.123 per warrant.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

During the year ended March 31, 2004, the company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services, valued at $9,232, approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 1,250,000 shares of common stock for services valued at $312,500, approximately $.25 per share.

During the year ended March 31, 2004, the Company issued 731,000 shares of common stock and 731,000 warrants to purchase common stock for cash of $182,750, approximately $.127 per share and $.123 per warrant.

A summary of the status of the warrants granted at March 31, 2005 and 2004 and changes during the years then ended is presented below.

For the Years Ended March 31,

__________________________________

2005

2004

________________

________________

Weighted

Weighted

Average

Average

Exercise

Exercise

Shares

Price

Shares

Price

_______

_______

_______

_______

Outstanding at beginning of period

931,000

$

.50

-

$

-

Granted

16,912,954

.03

931,000

.50

Exercised

-

-

-

-

Forfeited

-

-

-

-

Expired

-

-

-

-

_______

_______

_______

_______

Outstanding at end of period

17,843,954

$

.06

931,000

$

.50

_______

_______

_______

_______

Weighted average fair value of

  options granted during the period

17,912,954

$

.03

931,000

$

.50

_______

_______

_______

_______

The fair value of each warrant granted is estimated on the date granted using the Black-Scholes pricing model, with the following assumptions used for the grants during 2004: risk-free interest rate of 1.79%, expected dividend yield of zero, expected lives of 2 years and expected volatility of 318%.  The following assumptions were used for options granted during 2005: risk-free interest rate of between 2.80% and 4.18%, expected dividend yield of zero, expected lives of 5 years and expected volatility of between 197% and 248%.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

A summary of the status of the warrants outstanding at March 31, 2005 is presented below:

Warrants Outstanding

Warrants Exercisable

___________________________________________

_________________________

Range of

Weighted-Average

Weighted-Average

Weighted-Average

Exercise

Number

Remaining

Exercise

Number

Exercise

Prices

Outstanding

Contractual Life

Price

Exercisable

Price

___________

___________

______________

______________

_________

______________

$

.001

14,500,000

4.8 years

$

.001

14,500,000

$

.001

.05

1,881,113

5.0 years

.05

1,881,113

.05

.50

1,086,000

0.6 years

.50

1,086,000

.50

1.00

376,841

4.3 years

1.00

376,841

1.00

___________

___________

______________

______________

_________

______________

$

.001 - 1.00

17,843,954

4.6 years

$

.07

17,843,954

$

.07

___________

___________

______________

______________

_________

______________

Reservation of Subsidiary Stock - In February 2003, Subsidiary’s Board of Directors resolved to reserve 1,000,000 shares of Subsidiary’s common stock to be issued under options to employees, advisors and consultants.

Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company.  At March 31, 2005, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – INCOME TAXES [Continued]

The Company has available at March 31, 2005 unused operating loss carryforwards of approximately $3,464,000 which may be applied against future taxable income and which expire in 2025.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $795,000 and $238,000 as of March 31, 2005 and 2004, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $557,000 for the year ended March 31, 2005.

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from Related Party - At March 31, 2005 and 2004 the Company had outstanding advances from officers and shareholders of the Company of $100,213 and $262,759, respectively.  During fiscal year 2005, $718,682 of the advances were converted into convertible notes payable which were also later converted into common stock.  The remaining balance of advances bear no interest and are due on demand.

Management Compensation - In January 2003, the Company issued 13,510,000 shares of common stock to an officer/shareholder of the Company for services rendered valued at $135,100 [See Note 6].  Salary expense to the officer/shareholder for the twelve months ended March 31, 2005 and 2004 amounted to $130,500 and $130,000, respectively.

Office Space - Prior to July 2003, the Company did not have a need to rent office space and an officer/shareholder of the Company allowed the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

For the Years

Ended March 31,

_______________________

2005

2004

___________

___________

Loss from operations

available to common

shareholders (numerator)

$

(7,012,546)

$

(941,307)

___________

___________

Weighted average number of

common shares outstanding

used in loss per share for the

period (denominator)

38,200,608

34,001,003

___________

___________

At March 31, 2005, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive.  Dilutive loss per share was not presented; as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Advertising Agency Agreement - In October 2003, the Company signed an Advertising Agency Agreement with Internet Advertising Group, Inc. for advertising.  The agreement calls for the Company to purchase at least $20,000 of advertising per month beginning November 2003.  The agreement is cancelable upon 30-days written notice beginning February 1, 2004.  The Company has terminated the agreement and entered into a settlement during November 2004 wherein consideration totaling approximately $90,000 was paid.

Investors Relations Agreement - In February 2005, the Company signed an investors relations agreement with CCG Investor Relations for investor relations services.  The agreement calls for the Company to pay a retainer of $6,000 per month.  In addition, the Company will also issue 50,000 shares of common stock each month under the agreement.  The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty- day written notice.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [Continued]

Rental Agreement - In March 2003, Face Print assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007.  Rent expense for fiscal 2005 and 2004 was $33,177 and $32,256, respectively.  The future minimum lease payments are as follows:

YEARS ENDED MARCH 31,
2006	$ 33,844
2007	34,521
2008	23,280
2009	-
Total	$ 91,645

NOTE 12 - CONCENTRATIONS

Supplier - The Company buys all of its playing cards from a single supplier.  Management believes that playing cards are a commodity that is readily available and that the loss of this supplier would not have a negative impact on the financial condition of the Company.

NOTE 13 - LICENSE

In August 2003, Face Print signed a Merchandising License Agreement with Twentieth Century Fox Licensing and Merchandising, a unit of Fox Entertainment Group, Inc. to use certain logos in producing playing cards through September 30, 2004.  The agreement requires royalties of 10% to 14% of net sales with a minimum of $200,000, of which $100,000 was prepaid and $100,000 was due on May 31, 2004.  The agreement also calls for Face Print to spend at least $600,000 in advertising the playing cards over the term of the agreement.  As of March 31, 2005 and 2004, only $36,500 and $56,675; respectively has been spent.  The first $100,000 had been expensed as of March 31, 2004.  The license was cancelled in September 2004.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to March 31, 2005, the Company has issued a total of 13,305,000 shares of common stock for services.

Subsequent to March 31, 2005, the Company has issued additional debt through advances of $1,137 and notes payable of $325,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

FACEPRINT GLOBAL SOLUTIONS (FGS) is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and developing high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System(tm). Our E-DNA solution is superior to competitors' due to its ability to operate in controlled and uncontrolled environments.

Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry with to ensure that private security personnel and law enforcement personnel receive an adequate training in identification, verification and the use of new technologies.

In addition, FGS is seeking to distribute existing related technology products into our target customer base to grow out own customer base, while build a strong and effective sales and marketing team.

At September 30, 2005, we had three full time employees and three part time consultants.

Results of Operations -- Fiscal Years Ended March 31, 2005 and March 31, 2004

Sales. Total sales were $13,412 in fiscal 2005 compared to $41,241 in fiscal 2005, a decrease of $27,829, or 67.5%. The decrease in sales is attributable to our phase-out of the America's Most Wanted playing cards.

Cost of Goods Sold. Cost of goods sold was $11,856 in fiscal 2005, representing approximately 88.39% of sales, compared to cost of goods sold of $8,765 in fiscal 2004, which represented 21.2% of sales for fiscal 2004. The increase in cost of goods sold in 2005, and the resulting increase in cost of goods sold as a percentage of sales, is primarily due to decreases in sales of the America's Most Wanted playing cards.

Operating Costs. Operating costs were $6,886,010 in fiscal 2005, compared to $964,480 in fiscal 2004, a 614% increase. This increase is directly attributable to increases in our payroll and increases in expenditures to outside consultants.

Operating (Loss)/Profit. Operating loss for fiscal 2005 was ($6,884,454)) compared to operating loss of ($932,004) in fiscal 2004, an increase of 638%. The increase in operating loss is attributable to increased payroll expenses and increased payments to consultants.

Other Income (Expense). Other income and (expense) was ($128,092) in fiscal 2005 compared to ($9,303) in fiscal 2004. The increase is due to increased interest expense.

Net (Loss)/Earnings. We reported a net loss of ($7,012,546) for fiscal 2005 compared to a net loss of ($941,307) for fiscal 2004. The increase in loss is attributable primarily to the factors outlined above that contributed to our increased operating costs, and to increased interest expenses.

Cash requirements, Liquidity and Capital Resources

Our principal source of operating capital has been provided by private sales of our common stock and convertible notes, stockholder loans, and stock issued for services, as well as some revenues from our operations. During the six months ended September 30, 2005, the Company issued 21,315,000 shares of common stock for services valued at $5,328,750. During the six months ended September 30, 2005, the Company issued 4,320,000 warrants to purchase common stock for services valued at $1,104,936. During the six months ended September 30, 2005, the Company issued 827,350 warrants to purchase common stock for accrued salary valued at $110,000. The warrants were valued at $176,226 and additional compensation of $66,226 was recorded, or approximately $.21 per share. During the six months ended September 30, 2005, the Company issued 167,500 warrants to purchase common stock in connection with the issuance of $335,000 in convertible debentures and allocated proceeds received of $27,254, or approximately $.16 per share to the warrants. A corresponding discount was recorded for the convertible debentures. During the six months ended September 30, 2005, the Company bought back a total of 536,000 shares of common stock valued at $64,850. During the six months ended September 30, 2005, the Company transferred 100,000 shares of its treasury stock for reduction of debt of $5,810 and for services valued at $14,190, or approximately $.20 per share. During the six months ended September 30, 2005, 10,500,000 warrants to purchase common stock were returned to the Company for cancellation. During the six months ended September 30, 2005, 125,000 shares of common stock were purchased with warrants for $125, or approximately $.001 per share.

Until we receive funding from outside sources, our operations will be severely limited by the financial resources that can be provided by officers' loans and sales of common stock. At March 31, 2005 we had negative cash on hand, a bank overdraft of $4,534 and a negative working capital position of approximately $483,158, of which $100,213 was shareholder loans and $65,000 is unpaid compensation due to employees

We will require an additional $ 3 million in cash over the next twelve months to effect our business plan. We expect to obtain this cash from the proceeds of one or more private or public offerings. The following sets forth the approximately amounts needed for each category of expenses:

Software development	1,200,000
Marketing, advertising and promotion	1,000,000
General and administrative expenses	800,000
Total	$ 3,000,000

We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. It's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

DESCRIPTION OF BUSINESS

Background

Face Print Global Solutions, Inc. was originally formed on January 30, 2003 as a California corporation called Face Print Global Solutions, Inc. On March 17, 2003, Face Print Global Solutions, Inc. ("FGS", "we", or "our") formerly known as Dostuk Holdings, Inc., a Wyoming corporation formed in November 1999 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired on March 31, 2003 all of the common stock of Face Print Global Solutions, Inc., the original California corporation. The acquisition was effected as a tax free share exchange, with the shareholders of Face Print Global Solutions, Inc. (California) receiving 24,070,000 new shares of common stock and the existing shareholders of the Wyoming parent retaining all of their 9,000,000 shares of common stock. The California corporation is a wholly-owned subsidiary and all operations are conducted by the California subsidiary. The Wyoming corporation, which has no operations or separate identity, subsequently changed its name from Dostuk Holdings, Inc. to Face Print Global Solutions, Inc. Unless we state otherwise, all references to FGS, "we", or "our" refer to the combined entity of the Wyoming parent, and the acquired California entity. In June of 2005, we acquired Apometrix Technologies, Inc. ("Apometrix"). On August 15, 2005, we have rescinded the agreement with Apometrix.

FGS is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and developing high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System(tm). Our E-DNA solution is superior to competitors' due to its ability to operate in controlled and uncontrolled environments.

Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry with to ensure that private security personnel and law enforcement personnel receive an adequate training in identification, verification and the use of new technologies.

Products and Services

EZ-Face is a composite-picture software currently under development. The first commercial release is due in February 2006. This software will allow for the creation of endless combinations of photo-like faces of either sex and of any race.  It will enable the creation and re-creation of billions of human faces.  This advanced technology is an extraordinary tool for agencies with responsibilities in the public safety and security fields.  The product will use the unique morphological coding system, known as E-DNA, for rapid transmission and/or information sharing. Each face and/or composite picture will generate an unique E-DNA code for search-and-match applications, thanks to a system known as EZ-Match. It will set a new industry standard for law enforcement, airport, private and homeland security.

Incredibly user-friendly, EZ-Face will allow even those with limited computer skills to become fully comfortable in little time.  For those who are not experienced in using these types of software, an e-learning course will be available online, and will be offered in a special premium package with the purchase of all biometric applications. Through E-DNA, all users are automatically connected to an efficient trouble-free information network, allowing them to exchange critical information at record speeds and avoid lengthy, costly configuration and maintenance procedures.

EZ-Match technology addresses identity verification and authentication for security purposes at border controls (passports, driver’s licenses, debit and credit cards, etc…) using the EZ-Face technology, which acts as a “fingerprint” for a face.  This product is expected to have a major impact, not only on identity verification, but also for matching searches designed to find suspects from composite pictures with suspect composite pictures (“Most Wanted” and/or “Suspected Terrorist” lists, mug shot databases, etc…).  EZ-Match development will begin in the first quarter of 2006 and a commercial version should be available by the second quarter of 2007.

The EZ-Match product will include a built-in search engine to enable a user to search, compare and match E-DNA codes of facial images with a very high accuracy.  Using EZ-Match, a security agent, customs official or police officer will be able to compare the E-DNA to similar pictures in a database in order to determine a suspect’s identity.  The EZ-Match algorithm will allow the user to search through one facial feature, or a combination of facial features, both in the security field and as a web search tool.

Law enforcement and private security training is now usually done via video and/or seminars.  Furthermore, training is typically provided on a fixed schedule, often interfering with duty schedules and resulting in costly overtime, travel, and meal expenses for fixed budget departments.

FGS is developing a series of online courseware for law enforcement and security on a worldwide basis that will bring a new revenue stream to FGS. Our e-learning division has taken a very aggressive approach to this training, which will start in early 2006.

The E-Learning approach is ideal for busy police/security officers, and it’s very cost effective, as it saves the agency the cost of transportation, lodging and overtime. The courseware can be taught at the customer’s convenience, location and on any shift. The training program will be offered to individuals and police agencies per block of hours and/or an annual fee that gives access to all online courseware.

FGS’s competency-based online training program is an add-on service that will create value to our products. We will be using existing tools on the market to deliver fully interactive e-learning activities, from software simulations to multiple choices quizzes.

America's Most Wanted Playing Cards

We formerly marketed and sold a set of 56 playing cards featuring the faces and bio data of America's 56 most wanted criminals, pursuant to a non-exclusive license with Fox Entertainment Group, the owner of the "America's Most Wanted" television program. Pursuant to the license, which expired on September 30, 2004, we were to pay to Fox Entertainment Group a 10-14% royalty, of which no less than $200,000 royalty must be paid over the term. Of the minimum royalty, we have paid $100,000, but we did not make a payment of $100,000 that was due on

May 31, 2004. FGS was required to expend no less than $600,000 in marketing the cards; we did not meet our marketing obligations under the license.

We have determined not to attempt to renew the license with Fox Entertainment Group, and FGS does not expect to develop further playing card sets. We intend to phase out this area of business.  On a letter dated, April 12, 2005, Fox has agreed to release FGS of any obligation to the license agreement.

Distribution, Marketing and Website

We intend to build our own in-house sales and marketing organization and market our products by means of our website, located at www.Faceprint.tv.

Competition

There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.

Our success will depend significantly on our ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than its competitors, and to educate potential customers as to the benefits of its products relative to those of its competitors. We believe that the principal competitive factors in its markets are price, product features, product performance, ease of use, quality of support and service, company reputation. We intend to compete vigorously in all of these aspects. Most of our current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than we do. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than we do. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies could integrate their software with their widely accepted products which would result in a loss of market share for our company. Moreover, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of our company's prospective customers. Our current or future vendors may in the future establish cooperative relationships with current or potential competitors of our company, thereby limiting our ability to sell its products through particular distribution channels. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to sell our products. We expect additional competition as other established and emerging companies enter into the facial composite software market and new products and technologies are introduced. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than EZ-Match products. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share, any of which would materially adversely affect our company's business, operating results and financial condition. We may not be able to compete successfully against current and future competitors, and the failure to do so would result in our company's business being materially and adversely affected.

The America's Most Wanted playing cards indirectly compete with "novelty" playing cards as well as the original Iraqi cards. FGS is aware of a competitor who markets a deck featuring the world's most wanted criminals based on FBI and Interpol lists. Similar playing cards could be produced regarding US criminals by potential competitors. FGS believes that the license from Fox Entertainment gives its cards a competitive advantage against any future competitor as long as Fox does not enter into a similar license with another party. FGS understands that Fox Entertainment has no present intention to license to any other party. FGS has no intention to market cards in the near future.

Trademarks and Intellectual Property

We regard our technology, trademarks, trade dress, trade secrets, copyrights and similar intellectual property, and future potential patent applications and service marks as critical to our success, and will rely on a combination of patent law, trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. EZ-Match will be copyrighted when it is developed. Currently, we are utilizing no trademarks of our own, but formerly used the trademark "America's Most Wanted" under license from Fox Entertainment Group, Inc. We intend to trademark EZ-Match and E-DNA in the United States and Canada. We have not filed for trademark protection but we intend to by December 31, 2005. We are currently relying on common law trademark protection and we have no trademark protection except that provided by common law. We have no patent rights, service marks or patent applications.

Need for Governmental Approval

FGS does not believe that any governmental approvals are required to sell its products or services.

Product research and development

E-DNA, which stands for Electronic DNA, is a segmented biometric alphanumeric codification that represents a digital imprint of a face and of any biometric feature used in a program or on a smart card (such as fingerprint and voice recognition). Each segment represents a unique biometric feature such as nose, scar, hair and/or a fingerprint and even voice recognition. The E-DNA solution is a simple, mathematical and strong representation of any biometrics feature applications. It brings a new standard in biometrics.  This is unique in the field, as biometric data is transformed into a symbol. This solution allows for rapid transmission of information, search-and-match for authentication, validation and identification.  Most of the products on the market can only process one step at the time, with limited data. E-DNA overcomes these problems of managing huge amounts of data.

With this algorithm, it will be possible to have a standardized encoding system on all identity cards, papers, credit cards or other identification.  All identification cards and papers will utilize encryption that makes it impossible for any to slip through the system. This is because we are dealing with a segmented E-DNA, which is a unique encrypted code of 216 at power 64. Thus, the new E-DNA Bioprint Coding System will have the capacity of generating millions and millions of different faces that will be simply transformed into a digit number to be inserted on a SmartChip / SmartCard and/or software. FGS will soon be able to put a number on all existing faces.  In the field of biometry, this will be a major breakthrough.  As unique as fingerprints or DNA, it opens the path to the development of many other applications.

With the use of E-DNA, the first product generation coming up will be:  EZ-Face and EZ-Match.  These two products will be sold as a full package or separately, depending on the market segments addressed.

FGS has licensed FaceGen™ technology to help generate a 3-D version of EZ-Face.  The use of FaceGen™ technology enables FGS’s development team to focus on the E-DNA morphological coding system.

EZ-Match is a search-engine software that will capture a digitized facial image, generate an E-DNA code, and then compare the images against a database or any other available image.

An important value-added component of FGS’s e-learning will be its Proactive Tools feature set. Proactive Tools are being designed to:

1) establish a student’s initial level of knowledge in a given curriculum area;

2) monitor the student’s knowledge level as they progress through the course material;

3) dynamically adapt the course to the student’s learning curve;

4) deliver a student’s next level of study, according to the student’s accumulated learning and response profile;

5) actively communicate “next steps”, reminder notices, and assessments to the student;

6) guide students through the post-course work environment by “coaching” students through the application of their newly learned skills, and

7) act as a “personal assistant” to students in the on-going process of improving these skills.

Facilities

We rent office space in an office building located at 1111 E. Herndon Ave. Suite 115, Fresno, California. We think our existing office space will be adequate for the next year. Upon receipt of funding we plan to hire 2 persons in marketing and 3 in administration. Three of our employees are currently full time.

FGS is a party to litigation. In June of 2005, former employee Nick Cornacchia filed an action against FGS in the Superior Court of California for the County of Fresno, Case No. 05CECG01344. The nature of the case is breach of contract. Mr. Cornacchia is seeking damages for unpaid wages of approximately $8,000, and additional consequential and punitive damages. FGS has counter-sued, also arguing breach of contract. We cannot determine at this time either the likelihood of success of the suit, or the likely amount of damages.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of Faceprint serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Faceprint.

Pierre Cote, 52, has been Vice-Chairman since March, 2003. He founded InterQuest, Inc. in March 1994, and was its president until July 2001. InterQuest, Inc. developed facial recognition software and filed for bankruptcy protection under Canadian law in July 2000 in the District of Montreal, Quebec, as the result of a control dispute. Mr. Cote was the largest creditor of InterQuest, Inc. Mr. Cote founded IQ Biometrix, Inc., a Canadian corporation, in September 2000 to attempt to purchase the InterQuest, Inc. assets from the preferred creditor. This acquisition attempt failed and IQ Biometrix, Inc. (Canada) also filed for bankruptcy under Canadian law in the District of Longueil, Quebec. In November 2000 he founded IQ Biometrix, a California corporation, which acquired facial recognition software from InterQuest, Inc. and further developed and perfected it. Mr. Cote took IQ Biometrix public in 2002 and left IQ Biometrix in June 2002. From June 2002 until February 2003 Mr. Cote investigated various business opportunities. He commenced developing Faceprint's business plan in February 2003 when he organized Face Print Global Solutions (California). Prior to 1995 he developed and distributed nine successful educational board games. Mr. Cote is also a private investor.

Jean LaJoie, 62, has served as a board member and as Chief Financial Officer since February 1, 2005. Mr. Lajoie served as president of St.-Aix Groupe Conseil from 1999 to 2004, and served as CFO of Cogniscience from May 2000 to April 2001. A professional accountant and lawyer, Mr. Lajoie holds a masters' degree in accounting and a bachelor of law degree. Born and raised in Ottawa, Canada, his career includes teaching in accounting, finance and corporate law at three Canadian universities (Ottawa, Montreal and Laval), as well as the practice of public accounting (Ernst and Young) and corporate law in Ottawa, Montreal and Quebec. As executive assistant to a federal deputy minister in the Canadian government, Mr. Lajoie was involved in the reform of federal corporate law in Ottawa (the Canada Business Corporations Act). He also participated in a major study on a proposed Federal Canadian Securities Act. He resigned as Board Member and CFO on August 15, 2005.

Kayla Keophounsouk, 30, has served as FGS' Secretary since November 18, 2003. She served as an executive assistant at the San Joachim River Parkway Trust from May 2000 to May 2001.

EXECUTIVE COMPENSATION

The following table sets forth the cash and all other compensation of Faceprint's current and former executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to Faceprint of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Faceprint's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Following funding we expect that the aggregate monthly compensation for management will be $10,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Pierre Cote Director and CEO	2005 2004 2003	130,000(1)- 130,000(1)- 21,667(1)	- - -	108,540- - -	- - -	- - -	- - -
Jean LaJoie Director and Chief Financial Officer	2005 2004 2003	$20,000 - -	- - -	- - -	$26,000 (2) - -	- - -	- - -
Kayla Keophounsouk Secretary	2005 2004 2003	$60,000 $52,000 $4,666	- - -	- - -	- - -	- - -	- - -
Robert Rios Chairman	2005 2004 2003	- - -	- - -	- - -	$20,750(3) - -	- - -	- - -

(1) Mr. Cote accrued his salary and other annual compensation in the fiscal years 2003, 2004, and 2005, he was not paid in cash.  Mr. Cote converted his accrued salary and other annual compensation for the fiscal years 2003, 2004, and 2005, in March 2005 into 1,881,113 warrants to purchase common stock.

(2) Mr. LaJoie received 200,000 shares of restricted stock on February 1, 2005; on that date the closing price of FGS' stock was $0.13. He return the shares to the treasury of the company in August 2005.

(3) Mr. Rios received 10,000 shares of restricted stock on August, 25, 2004 and 30,000 shares of restricted stock on September 30, 2004-the public market for our stock developed soon thereafter, on November 16, 2004 at which time the closing price of our stock was $0.12; also, Mr. Rios received 55,000 shares of restricted stock on January 6, 2005 at which time the closing price of our stock was $0.29.

Face Print Global Solutions, Inc., by resolution of its Board of Directors and stockholders, adopted the 1999 Stock Option Plan (the "Plan") in November 1999. The Plan enables the Company to offer an incentive based compensation system to employees, advisors, officers and directors and to employees of companies who do business with the Company.

In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, and no grants have been made under the Plan.

Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.

Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Faceprint to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Faceprint's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Faceprint believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock	Pierre Cote(1)(2)	31,372,364	43.4%
Common Stock	Robert Rios(1)(3)	2,295,000	3.2%
Common Stock	Kayla Keophounsouk(1)	4,175,000	5.8%
Common Stock	Serge Carrier	7,750,000	10.7%
Common Stock	All officers and directors as a group (4 persons)	45,592,364	63.1%

(1) The address of this person is c/o the Company.

(2) For Mr. Cote, this total includes 26,692,364 shares held by Mr. Cote and 4,680,000 shares held by Piyada Cote, his wife. This figure does not include Mr. Cote's warrants to purchase a further 1,881,113, because the warrants are not exercisable until March 31, 2006. Although under California community property law they are deemed to jointly own these shares, Mr. and Mrs. Cote disclaim beneficial ownership in the shares held by each other.

(3) Includes 200,000 warrants acquired as part of a cash purchase of 200,000 shares.

SELLING STOCKHOLDERS

The Company is registering the shares, in part, on behalf of the Company's current shareholders and the Company. The Company will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Company will not offer any shares on behalf of any selling shareholder. This prospectus relates, in part, to the continued offering of 838,462 shares of our common stock by the persons listed below under the heading "Selling Shareholders". None of the Company's shareholders are required to sell their shares, nor has any shareholder indicated to the Company, as of the date of this prospectus, an intention to sell his, her or its shares. Any shares offered by current selling shareholders were acquired in private placement transactions.

Any selling shareholders are offering the common stock for their own accounts. None of the selling shareholders hold any position or office with the Company and none of them has had any material relationship with the Company or any of its predecessors or affiliates in the past three years. The Company's shareholders are under no obligation to sell all or any portion of their shares. Particular shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated.

For purposes of illustration only, the following table assumes that all of the Company's shareholders will sell all of their shares. Alternatively, the current shareholders may choose not to sell any shares current held by them, or they may sell some lesser portion of their holdings. In these three possible circumstances, respectively, the selling shareholders would then own no shares in the Company, all of the shares they currently hold in the Company, or some number of shares less than the number of shares they currently hold in the Company.

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of December 23, 2005 and after giving affect to this offering.

Name	Shares beneficially owned before offering	Number of outstanding shares offered by selling shareholder	Percentage of beneficial ownership after offering
Stephen Saltzstein	384,615	384,615	0
Charles Allen	153,847	153,847	0
New Castle Consulting	150,000	150,000	0
Lawrence Rothberg	150,000	150,000	0

Selling shareholders may sell their shares to purchasers from time to time directly by and subject to the discretion of the selling shareholders. The selling shareholders may, from time to time, offer their securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the securities for whom they may act as agents.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling shareholder may intend to sell shares.

The securities sold by the selling shareholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling shareholders or by agreement between the selling shareholders and any underwriters.

Any underwriters, brokers, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Each selling shareholder has advised the Company that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

The selling shareholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the selling shareholders' shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and has been complied with by the selling shareholder.

The sale of the selling shareholders' shares may be affected from time to time in transactions, which may include block transactions, in:

      *     the over-the-counter market;

      *     in negotiated transactions; or

      *     a combination of such methods of sale or otherwise.

Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Selling shareholders may effect such transactions by selling their securities directly to purchasers:

      *     through broker-dealers acting as agents; or

      *     to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the market in negotiated transactions or otherwise.

Broker-dealers, if any, may receive compensation in the form of discounts, commissions, or concessions and/or the purchasers from whom such broker-dealers may acts as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

If any of the following events occurs, the Company will amend this prospectus to include additional disclosure before the selling shareholder makes offers and sales of their shares:

      *     to the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price; such price would be set forth in this prospectus;

      *     if the securities are sold in block transactions and the purchaser wishes to resell; such arrangements would be described in this prospectus;

      *     if a compensation paid to broker-dealers is other than usual and customary discounts, commissions, or concessions, disclosure of the terms of the transaction would be included in this prospectus.

This prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the selling shareholders' shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the selling shareholders' shares may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and up to nine) business days before beginning such distribution. In addition, each selling shareholder desiring to sell shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company' securities by such selling shareholders.

None of the selling shareholders are presently "brokers" or "dealers" within the meaning of Sections 2(4) or 2(5), respectively, of the Securities Act.

PLAN OF DISTRIBUTION

This offering shall commence upon effectiveness of this registration statement and will expire whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first. The Company does not anticipate engaging an underwriter for the sale or distribution of the shares at this time. All sales of the shares will be effected by officers or other representatives of the Company (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), who will not receive any special compensation in connection with such sale or distribution. The Company reserves the right to engage an underwriter in the future for the purpose of offering and selling shares. Any underwriter will only be engaged upon compliance with requisite disclosure obligations of the Company.

We are managing this offering without an underwriter. The shares will be offered and sold by our officers and directors. These officers and directors will not receive a sales commission or any other form of compensation for this offering. In connection with their efforts, our officers and directors will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the shares being offered. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot predict how many shares, if any, will successfully be sold.

Pierre Cote, our Chief Executive Officer, is responsible for the sale of the securities on behalf of Face Print. Mr. Cote shall not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Cote, nor any other of our officers and directors associated with offering and selling the shares are considered associated persons of any broker or dealer.

Our officers meet all of the following conditions:

* They primarily perform, or intend to primarily perform at the end of the offering, substantial duties for or on behalf of Face Print otherwise than in connection with the sale and distribution of the shares;

* They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months;

* The officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance certain exemptions provided for under Rule 3a4-1(a)(4)(i) and (a)(4)(iii), except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the twelve months shall begin with the last sale of any security included within one Rule 415 registration.

We may retain licensed broker/dealers to assist us in the offering and selling of shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discount and commissions we are willing to pay to engage broker/dealers is 10%.

In the event we retain any broker/dealers to assist in the offering and selling of units we will update this prospectus accordingly.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Face Print. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

We have the right to accept or reject subscriptions in whole or in part, for any reason of for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them. Any purchases made by officers, directors, and their affiliates shall be for investment purposes and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

We are registering the shares offered by this prospectus in part on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledges, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principle to facilitate the transaction;

* purchases by a broker-dealer as principle and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

* privately negotiated transaction;

* broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

* a combination of any such methods of sale; and

* any other method permitted pursuant to applicable law.

New Distribution Shares

We are registering for sale or distribution a maximum of 7,000,000 shares of common stock at the initial offering price of $0.12 per share. There is no minimum number of shares that must be sold in this offering. There will be no escrow account. All money received from this offering will be immediately used by us and there will be no refunds.

The total number of shares of common stock we have issued and outstanding prior to the offering of the new distribution shares is 72,284,726 shares.

In order to purchase shares you must complete and execute the subscription agreement and return it to us at 1111 E. Herndon Ave., Suite 115 Fresno, California 93720. Payment for the purchase price must be made by check payable to the order of "Face Print Global Solutions, Inc." The check may be delivered directly to us at the abovementioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

Offers by Selling Shareholders

The Company is registering the shares currently held by the Company's shareholders to permit the shareholders and their transferees or other successors in interest to offer the shares from time to time. The Company will not offer any shares on behalf of any selling shareholder. None of the Company's shareholders are required to sell their shares, nor as of the date of this prospectus, has any shareholder indicated an intention to the Company to sell his, her or its shares. The selling shareholders will sell their shares of common stock at prevailing market prices. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The shares being offered by the selling shareholders may be sold from time to time in one or more transactions (which may involve block transactions):

* on the OTC Bulletin Board;

* in privately-negotiated transactions; or

* any combination of the above.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling shareholder may intend to sell shares. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling shareholders determine from time to time. The shares may also be sold pursuant to Rule 144. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling shareholder has entered into an agreement with a prospective underwriter. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Face Print during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing  transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Penny Stock Regulations

Our common stock is considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act. A penny stock is any stock that:

* sells for less than $5 a share,

* is not listed on an exchange or authorized for quotation on the Nasdaq Stock Market, and

* is not a stock of a "substantial issuer." Face Print is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

There are statutes and regulations of the Securities and Exchange Commission that impose strict requirements on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

* that transactions in penny stocks are suitable for the person and

* the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

The above exercise often delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers. The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

* transactions not recommended by the broker-dealer,

* sales to institutional accredited investors,

* sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected 3 purchases of penny stocks with the broker-dealer on 3 different days involving three different issuers, and

* transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

Effects of the Rule

The above penny stock regulatory scheme is a response by the Congress and the Securities and Exchange Commission to abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a shareholder's ability to resell a penny stock.

Our common stock likely will continue to trade below $5 a share and be, for some time at least, be a "penny stock" subject to the trading market impediments described above.

CERTAIN TRANSACTIONS

Dostuk Holdings, Inc. was organized as a Wyoming corporation on November 11, 1999 to seek out an advantageous acquisition. On March 31, 2003, Dostuk Holdings, Inc. acquired all of the capital stock of FacePrint Global Solutions, Inc., a California corporation, in exchange for 24,070,000 shares of newly issued common stock of Dostuk Holdings, Inc. Prior to the exchange Dostuk Holdings, Inc. had 9,000,000 shares outstanding. As a result, there were 33,070,000 shares outstanding. Dostuk Holdings, Inc. has subsequently changed its name to Face Print Global Solutions, Inc. References to Face Print Global Solutions, Inc. in this prospectus are to the combined entity unless otherwise noted. Prior to the exchange, Dostuk Holdings, Inc. and FacePrint Global Solutions, Inc. had no affiliation or prior relationship. The terms of the share exchange were negotiated at arm's length.

Pierre Cote, an officer and director, has advanced a total of $19,031 to Faceprint through March 31, 2003 and $160,308 through December 31, 2003. Such advances are non-interest bearing and are not represented by promissory notes. Piyada Cote, the wife of the Vice-Chairman, Pierre Cote, operates an internet dating business outside the United States. Faceprint permits Ms. Cote to use its address as a U.S. mailing address for no cost. No operations are carried out by this business in the United States.

The founders of Faceprint, namely, Jehu Hand, Pierre Cote and Robert Rios, who are the persons who took the initiative to organize Faceprint or one of its constituent entities, and the items of value received by them for Faceprint, are as follows. Faceprint did not and does not expect to acquire any assets from any founder. Jehu Hand incorporated Faceprint (then known as Dostuk Holdings, Inc.) in Wyoming in November, 1999, and served as its sole officer and director from founding in November 1999 to March 2003, until the acquisition of FacePrint Global Solutions, Inc., a California corporation. In connection with the incorporation of Dostuk, Hand received (through entities he is deemed to beneficially own), 3,001,000 shares of common stock for nominal consideration. Pierre Cote and Robert Rios organized FacePrint Global Solutions, Inc. (California), for which they (or their designees) received 13,510,000 and 2,000,000 shares respectively for cash and services rendered valued at $.01 per share.

During the year ended March 31, 2005, Officers and shareholders of the Company made payments on behalf of the Company and made cash advances to the Company totaling $521,136. The Company converted $433,682 of the advances into convertible notes and converted $718,682 of notes into common stocks. At March 31, 2005, the remaining $100,213 of the advances bear no interest and are due on demand.

DESCRIPTION OF SECURITIES

Common Stock

Faceprint's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value, of which 72,284,726 shares were outstanding as of December 21, 2005. Faceprint intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Faceprint, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Faceprint's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

No preferred stock has been authorized.

Faceprint intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for Faceprint by David S. Hunt, a Salt Lake City attorney. Mr. Hunt, as of the date of this prospectus, does not own shares in our company.

EXPERTS

The audited financial statements of Faceprint Global Solutions, Inc. included in this Prospectus as of March 31, 2005 have been audited by Pritchett, Siler & Hardy, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Faceprint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under Faceprint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to Faceprint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Faceprint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Faceprint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Faceprint where indemnification will be required or permitted. Faceprint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Faceprint pursuant to the foregoing provisions, or otherwise, Faceprint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Faceprint of expenses incurred or paid by a director, officer or controlling person of Faceprint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Faceprint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the offering of the common stock being registered. All amounts are estimates except the SEC Registration Fee.

SEC registration fee

$

110.71

Accounting fees and expenses

$       8,000.00

Legal fees and expenses

$     27,500.00

Transfer agent and registrar

fees and expenses

$       1,500.00

Miscellaneous

$       1,000.00

Total

$      38,110.71

RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we issued and sold securities not registered under the Securities Act of 1933, as amended, as follows:

(1)

The Company issued 24,070,000 newly issued shares on March 31, 2003 in exchange for the 24,070,000 shares of Faceprint Global Solutions, Inc., a California corporation, to the following 21 individuals, comprising all of the shareholders of the California corporation. Such individuals had received their 24,070,000 shares in Faceprint, a California corporation, on its incorporation in January 2003, and exchange shares on a one-for-one basis.

No underwriter was involved. The transaction by the Company and also the issuance of the founding shares of Faceprint (California) is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering. All of the 21 purchasers of Company shares were already shareholders in a closely held corporation, and eight of the 21 shareholders were directors and officers or their spouses. All of the purchasers were required to sign letters regarding their investment qualifications.

(2)

From September 2003 to October 4, 2003, Faceprint sold 503,000 Units at $.25 per Unit. Each Unit consists of one share of common stock and a warrant to purchase one share at $.50 per share. The 503,000 Units were sold to 11 accredited investors resident in the United States. The exemption relied upon in the sales to the accredited investors was Section 4(6) of the Securities Act. All purchasers were required to sign subscription agreements regarding their status as accredited investors, as appropriate. Since all the U.S. purchasers were personal business associates of the officers and directors, no advertising or public solicitation was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(3)

From September 2003 to December 8, 2003, Faceprint sold 78,000 Units at $.25 per Unit to four Canadian residents, in reliance upon the exemption of Regulation S as offers and sales not involving any U.S. jurisdictional nexus. All purchasers were required to sign subscription agreements regarding their status as non-U.S. persons. No advertising was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(4)

On May 17, 2004, we sold 40,000 shares of common stock to a private investor for $10,000, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(5)

On May 17, 2004 we issued 1,250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(6)

On May 17, 2004 we issued 500,000 shares of common stock to Seth Horn in connection with his employment agreement as compensation for his services as CFO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(7)

On May 17, 2004 we issued 500,000 shares of common stock to Wayne Quick in connection with his employment agreement as compensation for his services as Board member and employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(8)

On May 17, 2004 we issued 150,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee to FGS. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(9)

On May 17, 2004 we issued 75,000 shares of common stock to Daniel Simmons in connection with his employment agreement as compensation for his services as employee to FGS. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(10)

On August 25, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(11)

On August 25, 2004 we issued 500,000 shares of common stock to Nick Cornacchia in connection with his employment agreement as compensation for his services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(12)

On August 25, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(13)

On August 25, 2004 we issued 35,000 shares of common stock to Sylvie Traub in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(14)

On August 25, 2004 we issued 10,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(15)

On August 25, 2004 we issued 10,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(16)

On August 25, 2004 we issued 8,000 shares of common stock to Chris Smith in connection with his consulting agreement; the services were valued at $2,000. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(17)

On September 30, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(18)

On September 30, 2004 we issued 30,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(19)

On September 30, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(20)

On September 30, 2004 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(21)

On October 7, 2004, we sold 55,000 shares of common stock to a private investor for $13,750, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(22)

On November 22, 2004, we sold 60,000 shares of common stock to a private investor for $15,000, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(23)

On December 1, 2004 we issued 200,000 shares of common stock to Jean-Guy Boisjoli in connection with his employment agreement as compensation for an investment of $12,750. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(24)

On December 1, 2004 we issued 50,000 shares of common stock to Gilles Gauthier in connection with an investment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(25)

On December 31, 2004, we sold 1,297,364 shares of common stock to Pierre Cote in exchange for the retirement of $648,682 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(26)

On December 31, 2004, we sold 40,000 shares of common stock to Sylvie Traub in exchange for the retirement of $20,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(27)

On December 31, 2004, we sold 50,000 shares of common stock to Piyada Cote in exchange for the retirement of $25,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(28)

On January 6, 2005 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(29)

On January 6, 2005 we issued 55,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(30)

On January 6, 2005 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(31)

On January 6, 2005 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(32)

On January 6, 2005 we issued 200,000 shares of common stock to Gestion Academac, Inc. in connection with its consulting agreement; the services were not valued monetarily. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(33)

On January 6, 2005 we issued 200,000 shares of common stock to Jean LaJoie in connection with his employment agreement as compensation for his services as CFO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. Those shares were returned to the treasury of the Company.

(34)

On March 16, 2005 we issued 50,000 shares of common stock to Coffin Partners in connection with its consulting agreement; the services were not valued monetarily. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(35)

On March 16, 2005 we issued 50,000 shares of common stock to Frederic Serre in connection with his consulting agreement; the services were not valued monetarily. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(36)

On March 16, 2005 we issued 1,400,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(37)

On March 16, 2005 we issued 500,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(38)

On March 16, 2005 we issued 50,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(39)

On March 31, 2005, we sold 50,000 shares of common stock to Daniel Traub in exchange for the retirement of $25,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale.

(40)

During the fiscal year ended March 31, 2004, the company issued 931,000 shares of stock in exchange for cash of $232,750. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(41)

During the Six Months ended September 30, 2005, in connection with the issuance of $325,000 in convertible debentures, the Company issued 162,500 warrants to purchase common stock and allocated proceeds received of approximately $.18 per share to the warrants.  A corresponding discount was recorded for the convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(42)

During the Six Months ended September 30, 2005, the Company issued a total of 21,315,000 shares of common stock for services valued at $5,328,750.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

All the above securities issued pursuant to Rule 505 promulgated as part of Regulation D under section 4(2) of the Securities Act of 1933 were offered and sold to a select group of investors who at the time of investment represented themselves to us to be “accredited investors” as defined in Regulation D under the Securities Act of 1933, and knowledgeable and sophisticated investors.  In addition, each investor was believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and able at the time of investment to bear the economic risks of an investment in us.  An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold to a limited number of offerees. In each of a limited number of offers, a limited number of shares were offered, the offering size was small, and the purchasers believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and had a relationship with us enabling them to command access to information that would otherwise be contained in a registration statement. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Regulation S promulgated under the Securities Act of 1933 were offered and sold solely to “non-U.S. persons” in reliance on the exemption provided by Regulation S thereunder and an appropriate legend was placed on the common stock.

EXHIBITS

ITEM NO.	DESCRIPTION
2.1	Agreement and Plan of Reorganization between Dostuk Holdings, Inc. and FacePrint Global Solutions, Inc. (2)
3	Certificate of Incorporation(1)
3.1	Articles of Amendment(1)
3.2	Bylaws(1)
5	Opinion of David S. Hunt, Esq. regarding legality of the Common Stock being registered.
10	Face Print Global Solutions Subscription Agreement.
10.1	Stock Option Plan.(3)
23.1	Consent of Auditors to utilize independent auditor's report.

(1) Filed with the Company's registration statement on form SB-2 on 10/17/2003.

(2) Filed with Amendment No. 1 to the Company's registration statement on form SB-2/A on 12/12/2003

(3) Filed with the Company's registration statement on form S-8, filed on 8/10/2005.

UNDERTAKINGS

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

(iii) Include any material or changed information the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fresno, State of California on December 23, 2005.

FACE PRINT GLOBAL SOLUTIONS, INC.

Face Print Global Solutions, Inc.

/s/ Pierre Cote
_________________________
Pierre Cote, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

NAME	TITLE	DATE
/s/ Pierre Cote _____________________ Pierre Cote	Chairman, CEO; principal accounting officer; and principal financial officer	December 23, 2005
/s/ Kayla Keophounsouk _____________________ Kayla Keophounsouk	Secretary	December 23, 2005
/s/ Serge Carrier _____________________ Serge Carrier	Director	December 23, 2005

EXHIBIT INDEX

ITEM NO.	DESCRIPTION
2.1	Agreement and Plan of Reorganization between Dostuk Holdings, Inc. and FacePrint Global Solutions, Inc. (2)
3	Certificate of Incorporation(1)
3.1	Articles of Amendment(1)
3.2	Bylaws(1)
5	Opinion of David S. Hunt, Esq. regarding legality of the Common Stock being registered.
10	Face Print Global Solutions Subscription Agreement.
10.1	Stock Option Plan.(3)
23.1	Consent of Auditors to utilize independent auditor's report.